Exhibit 10.2
SECOND AMENDMENT TO SERVICE AGREEMENT

    THIS SECOND AMENDMENT TO SERVICE AGREEMENT (this “Amendment”) is entered into effective as of March 31, 2023 (“Effective Date”), by and between Gamesys Group LIMITED (“Employer”) and Robeson Reeves (“you”). Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Service Agreement, as defined below.

    WHEREAS, Employer and you are parties to that certain Service Agreement dated as of [October 1, 2021] (the “Agreement”); and Employer and you desire to amend certain terms and conditions of the Agreement, as provided herein.

    NOW, THEREFORE, in consideration of the terms, covenants and provisions hereinafter set forth and other good and valuable consideration, it is hereby mutually agreed by and between Employer and Employee as follows:

1.    Clause 2.1 of the Agreement shall be replaced with the following:

2.1     You will be employed by the Employer to perform the role of Chief Executive Officer of Bally’s Corporation (Group CEO) or in such other capacity commensurate with your skills, experience and status as you and the Employer agree (such agreement by you not to be unreasonably withheld), on the terms set out in this agreement.

2.    References in clauses 2.2, 3.1.1, 3.1.3 and 11.3 of the Agreement to “President, Interactive” shall be deleted and replaced with the words “Group CEO”.

3.    Clause 2.2 shall be further amended to delete the words, “You will report to the Group CEO”…, which shall be replaced with “You will report to the Bally Board…”.

4.    Clause 2.3 shall be amended to include the words underlined and in bold, as follows:

“…but provided that such duties and services are commensurate with your seniority and role as Group CEO and without prejudice to your other rights under this agreement.”
5.    Clause 3.1.8 shall be amended to refer to the “Bally Board” instead of the “employer”, as follows:

“report to the Bally Board your own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee, director or consultant of the Employer or any member of the Group immediately on becoming aware of it;”

6.    Clause 3.1.11 shall be amended to include the words underlined and in bold, as follows:

“comply with any law, principles, rules and regulations which apply to the Employer or you as an employee of the Employer and specifically as Group CEO…”

7.    The salary referred to in clause 5.1 shall be increased to US $1,100,000 per annum.

8.    References in clauses 17.3 and 17.7 to “clause 0” shall be replaced with “clause 17.2”.

9.    Other than the amendments to the Agreement as specifically provided herein, all other terms and conditions of the Agreement shall remain in full force and effect, and Employer and you hereby ratify the terms of the Agreement. In the event of any conflict or inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of the Agreement shall govern and control.

10.    This Amendment may be executed in any number of counterparts, all of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

This Amendment has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED as a deed by GAMESYS GROUP LIMITED acting by a director, in the presence of:	Signature
/s/Daniel Jeremy Talisman
Director
Print name
DANIEL JEREMY TALISMAN

/s/Chaim Zvi Cohen	Witness Signature

CHAIM ZVI COHEN	Name (in BLOCK CAPITALS)

[•]	Address

SIGNED as a deed by ROBESON REEVES in the presence of:	Signature
/s/Robeson Reeves

/s/Tasha Reeves	Witness Signature

TASHA REEVES	Name (in BLOCK CAPITALS)

[•]	Address